UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street
New York, NY  10019
(Address of Principal Executive Offices/Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

Macquarie Infrastructure Company LLC (the “Company”) has prepared an investor presentation to provide supplemental information in connection with the Bayonne Energy Center Acquisition (as defined below).  A copy of the presentation is attached hereto as Exhibit 99.1.  The information in this item 7.01, as well as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01          Other Events

On February 3, 2015, the Company announced that it has entered into a definitive agreement to acquire Bayonne Energy Center (BEC) from an affiliate of ArcLight Capital Partners LLC for approximately $210 million in cash plus the assumption of approximately $510 million of debt maturing in 2021 (subject to customary working capital and other closing adjustments) resulting in a total enterprise value of $720 million (the “Bayonne Energy Center Acquisition”).  The transaction is subject to customary regulatory approvals and closing adjustments and is expected to be completed in the first half of 2015.  The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Macquarie Infrastructure Company LLC Presentation dated February 3, 2015.
99.2	Press Release issued by Macquarie Infrastructure Company LLC dated February 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date:	February 6, 2015	By:	/s/ James Hooke
		Name:	James Hooke
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Macquarie Infrastructure Company LLC Presentation dated February 3, 2015.
99.2	Press Release issued by Macquarie Infrastructure Company LLC dated February 3, 2015.